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                                                                    EXHIBIT 99.1
                                     [LOGO]
                                NeoTherapeutics

Contact:
John McManus
NeoTherapeutics, Inc.
(949) 788-6700, ext. 247


             NeoTherapeutics completes issuance of shares to vendors

IRVINE, Calif., November 21, 2002 -- NeoTherapeutics Inc. (NASDAQ: NEOT) announced today that it had issued 356,926 shares of common stock in a private placement to five vendors as payment for $628,190.09 in payables. The issuance was not registered under the Securities Act of 1933, as amended, and the shares issued may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements. NeoTherapeutics has agreed to prepare and file within 60 days a registration statement to permit the vendor to resell the shares.

NeoTherapeutics seeks to create value for shareholders through the development of in-licensed drugs for the treatment and supportive care of cancer patients. The Company's lead drug, satraplatin, is a phase 3 oral, anti-cancer drug. Elsamitrucin, a phase 2 drug, will initially target non-Hodgkin's lymphoma. Neoquin(TM) is being studied in the treatment of superficial bladder cancer, and may have applications as a radiation sensitizer. The Company also has a pipeline of pre-clinical neurological drug candidates for disorders such as attention-deficit hyperactivity disorder, schizophrenia, mild cognitive impairment and pain, which it is actively seeking to out-license or co-develop. For additional information visit the Company's web site at www.neot.com.

This press release may contain forward-looking statements regarding future events and the future performance of NeoTherapeutics that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission, including the Company's quarterly report on form 10-Q for the quarter ended September 30, 2002 and the Company's annual report on form 10-K for the year ended December 31, 2001.

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